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                         COBITZ, VANDENBERG & FENNESSY

                         CERTIFIED PUBLIC ACCOUNTANTS
                      9944 SOUTH ROBERTS ROAD - SUITE 202
                         PALOS HILLS, ILLINOIS  60465

                      (708) 430-4106 - Fax (708) 430-4499



                                  EXHIBIT 24
                                  ----------

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

     We consent to the incorporation by reference in this Annual Report
(Form 10-K) of West Town Bancorp, Inc. of our report dated May 8, 1998, included in the 1998 Annual Report to Stockholders of West Town Bancorp, Inc.

                              /s/ Cobitz, VandenBerg & Fennessy
                              ---------------------------------
                              Cobitz, VandenBerg & Fennessy

June 5, 1998
Palos Hills, Illinois